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                                                                   Exhibit 10.15


                       FORM OF AGREEMENT RE:  CONFIDENTIALITY,
                    ASSIGNMENT OF INVENTIONS, AND NON-COMPETITION


    This Agreement is made as of _____________ between RDO Equipment Co. (the "Company") (which, for purposes of this Agreement includes any subsidiary of the Company) and ____________, who is an employee of the Company (the "Employee").

    WHEREAS, the Company currently is engaged in the selling, servicing and renting of industrial and agricultural equipment throughout the United States; and

    WHEREAS, the Company has in place a stock incentive plan which provides for the granting of options to acquire shares of the Company's Class A Common Stock; and

    WHEREAS, the Company desires to grant a stock option to Employee, subject to the express condition that Employee execute and deliver to the Company this Agreement; and

    WHEREAS, Employee has reviewed this Agreement and understands its terms and conditions, and in consideration of a stock option grant desires to execute and deliver to the Company this Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

1.  INVENTIONS.

    (a) "Inventions", as used in this Agreement, means any discoveries, improvements and ideas (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors, or conceives (either alone or with others) and that:

         (1) concern directly the Company's business or the Company's present or demonstrably anticipated future business or development;

         (2)  result from any work the Employee performs for the Company;

         (3) use the Company's equipment, supplies, facilities, or trade secret information; or

         (4) the Employee develops during the time the Employee is performing employment duties for the Company.

    (b) The Employee agrees that all Inventions made by the Employee during or within six (6) months after the term of this Agreement will be the Company's sole and exclusive property. The Employee will, with respect to any Invention:

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         (1)  keep current, accurate and complete records, which will belong to the Company and be kept and stored on the Company's premises while the Employee is employed by the Company;

         (2) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing (and without request);

         (3) assign (and the Employee does hereby assign) to the Company all of his rights to the Invention, any application Employee makes for patents or copyrights in any country, and any patents or copyrights granted to Employee in any country; and

         (4) acknowledge and deliver promptly to the Company any written instruments, and perform any other acts necessary in the Company's opinion to preserve property rights in the Invention against forfeiture, abandonment or loss and to obtain and maintain letters, patents and/or copyrights on the Invention and to vest the entire right and title to the Invention in the Company.

    The requirements of this Agreement do not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, and
    (1) which does not relate directly to the Company's business or to the Company's actual or demonstrably anticipated business or development, or
    (2) which does not result from any work the Employee performed for the Company. Except as previously disclosed to the Company in writing, the Employee does not have, and will not assert, any claims to or rights under any Inventions as having been made, conceived, authored or acquired by the Employee prior to his employment by the Company. With respect to any obligations performed by the Employee under this Agreement following termination of employment, the Company will pay the Employee reasonable hourly compensation and will pay or reimburse all reasonable out-of-pocket expenses.

    (c) Employee will sign and execute all instruments of assignment and other papers to evidence the assignment of Employee's entire right, title and interest in such inventions, improvements, discoveries, software, writings or other works of authorship to the Company, at the request and the expense of the Company, and Employee will do all acts and sign all instruments of assignment and other papers the Company may reasonably request relating to applications for patents, copyrights, and the enforcement and protection thereof. If the Employee is needed, at any time, to give testimony, evidence, or opinions in any litigation or proceeding involving any patents or copyrights or applications for patents or copyrights, both domestic and foreign, relating to inventions, improvements, discoveries, software, writings or other works of authorship conceived, developed or reduced to practice by the Employee, the Employee agrees to do so, and if the Employee leaves the employ of the Company, the Company will pay the Employee at a rate mutually agreeable to the Employee and the Company, plus reasonable traveling or other expenses.

    (d) The obligations of this Section 1 will survive the expiration or termination of this Agreement.

2.  CONFIDENTIAL INFORMATION.

    (a) "Confidential Information", as used in this Agreement, means information or material which is not generally available to or used by others, or the utility or value of which is not generally

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         known or recognized as standard practice, whether or not the underlying details are in the public domain, including:

         (1) information or material relating to the Company, and its businesses as conducted or anticipated to be conducted, business plans, marketing or sales plans, operations, past, current or anticipated software, products or services, customers or prospective customers, or development, purchasing, accounting, or marketing activities;

         (2) information or material relating to the Company's inventions, improvements, discoveries, "know-how," technological developments, or unpublished writings or other works of authorship, or to the materials, apparatus, processes, formulae, plans or methods used in the development, or marketing of the Company's products or services;

         (3) information which when received is marked as "proprietary," "private," or "confidential";

         (4)  trade secrets; and

         (5) any similar information of the type described above which the Company obtained from another party and which the Company treats as or designates as being proprietary, private or confidential, whether or not owned or developed by the Company.

              Notwithstanding the foregoing, "Confidential Information" does not include any information which is properly published or in the public domain; provided, however, that information which is published by or with the aid of the Employee outside the scope of employment or contrary to the requirements of this Agreement will not be considered to have been properly published, and therefore will not be in the public domain for purposes of this Agreement.

    (b) The Employee will never, either during or after the Employee's employment by the Company, use Confidential Information for any purpose other than the business of the Company or publish or disclose it to any person who is not also an employee of the Company subject to a confidentiality agreement with the Company. When the Employee's employment with the Company ends, the Employee will promptly deliver to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information, including all copies, reproductions and specimens of the Confidential Information in the Employee's possession, regardless of who prepared them, and will promptly deliver any other property of the Company in the Employee's possession, whether or not Confidential Information.

3.  NON-COMPETITION.

    (a) During the period Employee is employed by the Company and for a further period of two (2) years after termination of employment with the Company for any reason, Employee will not, directly or indirectly, either for Employee's own benefit or for the benefit of any other person, firm or corporation whatsoever, other than the Company, (i) directly engage in any commercial activity that competes with the Company in the geographic areas where the Company has conducted its business during the three years before the Employee's employment with the Company ends, (ii) serve any of the then-existing clients or customers of the Company, any clients or customers that have had a relationship with the Company during the preceding twelve (12) months, or any potential clients or customers that were solicited by the Company

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         during the preceding twelve (12) months, (iii) in any way interfere or attempt to interfere with the Company's relationships with any of its current or potential customers, or (iv) employ or attempt to employ any of the Company's then employees on behalf of any other entity competing with the Company. Employee acknowledges that if Employee breaches this covenant, the Company will be irreparably and immeasurably injured. Therefore, Employee agrees that in addition to any other remedies available to the Company, the Company may apply to a court of competent jurisdiction for a temporary and/or permanent injunction and that such court may grant such injunction to restrain and prohibit such breach by Employee. Notwithstanding the foregoing, it is understood that the restrictions contained in this Section 3 will cease to be applicable to any activity of the Employee from and after such time as the Company (i) will have ceased all business activities for a period of sixty (60) days or (ii) will have made a decision through the Board of Directors not to continue, or will have ceased for a period of sixty (60) days, the business activities with which such activity of Employee would be competitive.

    (b) In the event Employee's employment terminates for any reason, no additional compensation will be paid for this non-competition obligation.

    (c) The obligations of this Section 3 will survive the expiration or termination of this Agreement.

4.  MISCELLANEOUS.

    (a) CONFLICTS OF INTEREST. The Employee agrees that Employee will not, directly or indirectly, transact business with the Company personally, or as an agent, owner, partner or shareholder of any other entity; provided, however, that any such transaction may be entered into if approved by the Company's Board of Directors in accordance with its policies.

    (b) NO ADEQUATE REMEDY. The Employee understands that if the Employee fails to fulfill the Employee's obligations under this Agreement the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity, or by statute, the Employee hereby consents to the specific enforcement of this Agreement by the Company through an injunction or restraining order issued by an appropriate court.

    (c) SUCCESSORS AND ASSIGNS. This Agreement is binding on and inures to the benefit of the Company's successors and assigns, all of which are included in the term the "Company" as it is used in this Agreement; provided, however, that the Company may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.

    (d) MODIFICATION. This Agreement may be modified or amended only by a written statement signed by both the Company and the Employee.

    (e) GOVERNING LAW. It is the intention of both parties that the terms of this Agreement be strictly enforced and be governed by the law of the Company's state of incorporation (Delaware), corporate headquarters (North Dakota), or the Employee's residence, whichever such law would enforce the terms of this Agreement to the greatest extent. Any legal proceeding, regardless of the governing law, related to this Agreement will be brought in an appropriate

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         North Dakota court, and both the Company and the Employee hereby consent to the exclusive jurisdiction of that court for this purpose.

    (f) CONSTRUCTION. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

    (g) WAIVERS. No failure or delay by either the Company or the Employee in exercising any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Employee of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

    (h) CAPTIONS. The headings in this Agreement are for convenience only and do not affect this Agreement's interpretation.

    (i) ENTIRE AGREEMENT. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement, including without limitation any policy or personnel manuals of the Company.

    (j) NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and will be hand delivered or sent by registered or certified first class mail, postage prepaid, and will be effective upon delivery if hand delivered, or three (3) days after mailing if mailed to the address stated below. These addresses may be changed at any time by like notice.

    IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first written above.


RDO Equipment Co.
2829 South University Drive
Fargo, ND  58103


By
   ----------------------
Its
    ---------------------

EMPLOYEE


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